EX 99.28(h)(4)(ii)

FIRST AMENDMENT TO FUND PARTICIPATION AGREEMENT (Fund of Funds)

This First Amendment, effective as of September 16, 2013, amends the Fund Participation Agreement (Fund of Funds) (the “Agreement”) dated the 30th day of April, 2012, among Jackson National Life Insurance Company (“Insurance Company”), on behalf of itself and certain of its separate accounts; JNL Series Trust (“Trust”), an open-end investment company organized under the laws of the Commonwealth of Massachusetts; Jackson National Asset Management, LLC (“JNAM”), a limited liability company organized under the laws of the State of Michigan; American Funds Insurance Series (“Series”), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts; Capital Research and Management Company (“CRMC”), a corporation organized under the laws of the State of Delaware, and American Funds Service Company (the “Transfer Agent”), a corporation organized under the laws of the State of California.

WHEREAS, the Agreement pertains to the relationship of the parties hereto with respect to multi-manager variable annuity contracts and/or variable life policies;

WHEREAS, the parties desire to amend Attachment A of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, the Insurance Company, the Trust, JNAM, the Series, CRMC, and the Transfer Agent hereby agree as follows:

1.	Attachment A in the Agreement is deleted and restated as attached.

Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of September 25, 2013, effective as of the date first above written.

Jackson National Life Insurance Company
(on behalf of itself and each Account)
Attest:
/s/ Julia Williamson	By: /s/ Thomas J. Meyer
Its: SVP, General Counsel & Secretary

JNL Series Trust
Attest:
/s/ Kristen K. Leeman	By: /s/ Kelly L. Crosser
Its: Asst. Secretary

Jackson National Asset Management, LLC
Attest:
/s/ Kristen K. Leeman	By: /s/ Mark D. Nerud
Its: President & CEO

American Funds Insurance Series
Attest:
/s/ Michael J. Triessl	By: /s/ Steven I. Koszalka
Its: Secretary

American Funds Service Company
Attest:
/s/ Michael J. Triessl	By: /s/ Angela M. Mitchell
Its: Secretary

Capital Research and Management Company
Attest:
/s/ Michael J. Triessl	By: /s/ Michael Downer
Its: Senior Vice President and Secretary

Attachment A

Funds Investing in Multiple Master Funds

Trust Funds:	American Funds Insurance Series Master Funds:
JNL/American Funds Balanced Allocation Fund

Global Growth FundSM
Global Small Capitalization FundSM
Growth FundSM
International FundSM
New World Fund®
Blue Chip Income and Growth FundSM
Global Growth and Income FundSM
Growth-Income FundSM
International Growth and Income FundSM
Bond FundSM
Global Bond FundSM
High-Income Bond FundSM
Mortgage FundSM
U.S. Government/AAA-Rated Securities FundSM

JNL/American Funds Growth Allocation Fund

Global Growth FundSM
Global Small Capitalization FundSM
Growth FundSM
International FundSM
New World Fund®
Blue Chip Income and Growth FundSM
Global Growth and Income FundSM
Growth-Income FundSM
International Growth and Income FundSM
Bond FundSM
Global Bond FundSM
High-Income Bond FundSM
Mortgage FundSM
U.S. Government/AAA-Rated Securities FundSM